Exhibit 4.1

                       AMENDMENT TO RIGHTS AGREEMENT

               This AMENDMENT, dated as of May 3, 1998, is between Echlin Inc., a Connecticut corporation (the "Company"), and BankBoston, N.A., as rights agent (the "Rights Agent").

                                 Recitals

               A. The Company and the Rights Agent are parties to a Rights Agreement dated as of June 21, 1989, as amended (the "Rights Agreement").

               B. Dana Corporation, a Virginia corporation ("Parent"), Echo Acquisition Corp., a wholly owned direct subsidiary of Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger dated as of May 3, 1998, as it may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement and the Merger.

               C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the Merger, and the Company and the Rights Agent desire to evidence such amendment in writing.

               Accordingly, the parties agree as follows:

               1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

            "None of Parent (as defined herein), Merger Sub (as defined herein), and each of their respective existing or future Affiliates or Associates shall each be deemed to be an Acquiring Person solely by virtue of and in connection with (i) the execution of the Merger Agreement (as defined herein) or the Stock Option Agreement (as defined herein), (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger (as defined herein) or (iii) the consummation of other transactions contemplated by the Merger Agreement or the Stock Option Agreement."

               2. AMENDMENT OF SECTION 1(t). Section 1(t) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

            "; provided, further, that no Triggering Event shall result solely by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement."

               3. AMENDMENT TO SECTION 1. Section 1 of the Rights Agreement is hereby further amended to add the following subparagraphs at the end thereof:

               (u) "Merger" shall have the meaning set forth in the Merger Agreement.

               (v) "Merger Agreement" shall have the meaning set forth in
         Section 35 hereof.

               (w) "Merger Sub" shall have the meaning set forth in Section 35 hereof.

               (x) "Parent" shall have the meaning set forth in Section 35 hereof.

               (y) "Stock Option Agreement" shall have the meaning set forth in Section 35 hereof.

               4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement."

               5. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or
            (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Stock Option Agreement shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

               6. AMENDMENT TO SECTION 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said
Section:

            "Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or
            (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement shall be deemed to be events of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

               7. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

            "Notwithstanding anything in this Rights Amendment to the contrary, none of (i) the execution of the Merger Agreement or the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the Stock Option Agreement or the consummation of the Merger or
            (iii) the consummation of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13."

               8. ADDITION OF SECTION 35. The Rights Agreement is hereby modified, supplemented and amended to add the following new Section 35:

               "Section 35.  Merger With Merger Sub.

                  Dana Corporation, a Virginia corporation ("Parent"), Echo
            Acquisition Corp., a wholly owned direct subsidiary of Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger, dated as of May 3, 1998, as it may be amended from time to time (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into the Company, and Parent and the Company have entered into a Stock Option Agreement, dated as of May 3, 1998, as it may be amended from time to time (the "Stock Option Agreement"). Notwithstanding anything in this Rights Agreement to the contrary, (x) if the Merger Agreement shall be terminated for any reason, then

                   (a) the last sentence of Section 1(a) hereof shall be deemed amended and restated without any further action on the part of the Company or the Rights Agent to read as follows:
                  "Neither Parent nor any of its existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of and in connection with (i) the execution of the Stock Option Agreement (as defined herein), (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Stock Option Agreement or (iii) the consummation of other transactions contemplated by the Stock Option Agreement." and

                  (b) the proviso at the end of Section 1(t) hereof shall be deemed amended and restated without any further action on the part of the Company or the Rights Agent to read as follows: "; provided, further, that no Triggering Event shall result solely by virtue of (i) the execution of the Stock Option Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Stock Option Agreement or (iii) the consummation of the other transactions contemplated by the Stock Option Agreement;" and

               (y) if, after the termination of the Merger Agreement, the Option (as defined in the Stock Option Agreement) is not exercisable in accordance with the terms of the Stock Option Agreement, then (a) the last sentence of Section 1(a) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent and (b) the proviso at the end of Section 1(t) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent.

               9. TERMINATION. Immediately prior to the Effective Time (as defined in the Merger Agreement), pursuant to and in accordance with Section 5.3(o) of the Merger Agreement, (i) the Rights Agreement shall be terminated and be without any further force or effect, (ii) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder, and (iii) the holders of the Rights shall not be entitled to any benefits, rights or other interests under the Rights Agreement, including without limitation, the right to purchase or otherwise acquire shares of the Preferred Stock or any other securities of the Company.

               10. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               11. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts to be made and performed entirely within the State of Connecticut without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



               EXECUTED under seal as of the date first set forth above.


Attest:                                ECHLIN INC.


/s/ E.D. Toole                         By: /s/ Jon P. Leckerling
-------------------------------------      -------------------------------
Name:  E.D. Toole                          Name:  Jon P. Leckerling
Title: Vice President and                  Title: Senior Vice President
       Assistant Secretary


Attest:                                RIGHTS AGENT: BANK BOSTON, N.A.


/s/ Angela R. Dray                     By: /s/ Carol Mulvey-Eori
-------------------------------------      -------------------------------
Name:  Angela R. Dray                      Name:  Carol Mulvey-Eori
Title: Account Manager                     Title: Administration Manager